UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2015

TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue
Chicago, Illinois, 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2015, Tribune Publishing Company (“Tribune Publishing”) appointed Denise Warren, age 51, an executive officer of Tribune Publishing, effective as of June 15, 2015.

Ms. Warren served as Executive Vice President of Digital Products and Services of The New York Times Company from March 2013 until October 2014.  Prior to that, Ms. Warren served as General Manager of NYTimes.com from December 2008 to March 2013 and Chief Advertising Officer of The New York Times from June 2005 to March 2013.  She has served as a director and member of the audit committee of Electronic Arts Inc. since May 2013.

In connection with her appointment, Tribune Publishing Company, LLC (the “Company”), a subsidiary of Tribune Publishing, entered into an employment agreement with Ms. Warren. The employment agreement has a term of three years.  Pursuant to her employment agreement, Ms. Warren will receive an annual base salary of $625,000, subject to increase as determined by the Company.   She will also be entitled to receive an annual cash bonus with a target of 100% of base salary and her bonus for 2015 shall be no less than 75% of her target bonus prorated based on the period of employment during 2015.

Ms. Warren’s employment agreement provides that for 2015, 2016 and 2017, subject to her continued employment, she will receive annual equity grants having an aggregate fair market value of $550,000 on the grant date, of which half of the value of the award will be stock options and half restricted stock units. These equity awards will vest in four equal annual installments over a four year period from the grant date and otherwise be subject to such other terms as set forth in the Tribune Publishing Company Omnibus Incentive Plan and applicable award agreements.

Pursuant to her employment agreement, if the Company terminates Ms. Warren’s employment without cause (and other than due to death or disability) or she resigns for good reason (which may include a change in control), subject to her execution and non-revocation of a release of claims, the Company will pay her, in addition to her previously-accrued compensation, severance equal to the following:  12 months of her base salary, any unpaid incentive bonus for the preceding year and any unpaid 2015 guaranteed bonus, plus a prorated incentive bonus for the year of termination, and a stipend for benefits. Also, effective upon such an involuntary termination of her employment, a portion of the equity awards granted under her employment agreement that are then unvested will become vested. The terms “cause” and “good reason” are defined in her employment agreement.

Ms. Warren’s employment agreement also contains certain restrictive covenants for Tribune Publishing’s benefit. She is also required to maintain the confidentiality of Tribune Publishing confidential information.

The foregoing is a brief description of the employment agreement and a copy of the employment agreement will be filed as an exhibit to Tribune Publishing’s Quarterly Report on Form 10-Q for the quarterly period ending June 28, 2015.

Item 7.01.   Regulation FD Disclosure

A press release announcing Ms. Warren’s appointment was issued on May 13, 2015.  The press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date:	May 13, 2015	By:	/s/ Julie K. Xanders
		Name:	Julie K. Xanders
		Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 13, 2015.